Exhibit 10.12

IAC/INTERACTIVECORP AMENDED AND RESTATED
2000 STOCK AND ANNUAL INCENTIVE PLAN
(effective December 17, 2008)

SECTION 1. Purpose; Definitions.

The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)           “Affiliate” means a corporation or other entity controlling, controlled by or under common control with the Corporation.

(b)           “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit or Bonus Award.

(c)           “Award Cycle” shall mean a period of consecutive fiscal years or portion thereof designated by the Committee over which Performance Units are to be earned.

(d)           “Board” means the Board of Directors of the Corporation.

(e)           “Bonus Award” means an annual bonus award made pursuant to Section 10.

(f)            “Bonus Period” shall have the meaning set forth in Section 10(a).

(g)           “Cause” means, except as otherwise determined by the Committee pursuant to an Award agreement, the willful and continued failure on the part of a participant substantially to perform his employment duties in any material respect, or such other events as shall be determined by the Committee; provided, that “Cause” includes, without limitation: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant; (ii) a material breach by a participant of a fiduciary duty owed to the Corporation or any of its subsidiaries; (iii) a material breach by a participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Corporation or any of its subsidiaries; and (iv) the willful or gross neglect by a participant of his employment duties.   The Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(h)           “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11(b) and (c), respectively.

(i)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)            “Commission” means the Securities and Exchange Commission or any successor agency.

(k)           “Committee” means the Committee referred to in Section 2.

(l)            “Common Stock” means common stock, par value $.001 per share, of the Corporation.

(m)          “Corporation” means IAC/InterActiveCorp (formerly USA Interactive), a Delaware corporation.

(n)           “Covered Employee” means, with respect to an Award, a participant designated prior to the grant of shares of Restricted Stock, Performance Units, Bonus Awards or Stock Options (if subject to Performance Goals) by the Committee who will be or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Corporation is expected to be entitled to a federal income tax deduction with respect to the Award.

(o)           “Disability” means, except as otherwise determined by the Committee in an Award Agreement, permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.  Notwithstanding the forgoing, with respect to an Incentive Stock Option, “Disability” shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code, and with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(p)           “Early Retirement” means retirement from active employment with the Corporation, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(q)           “EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(r)            “EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of cable distribution fees, (iii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iv) disengagement expenses, (v) restructuring charges, (vi) non cash write-downs of assets or goodwill, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

(s)           “Effective Date” shall have the meaning set forth in Section 15.

(t)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u)           “Fair Market Value” means, as of any given date, the last reported sales price of the Common Stock in the over-the-counter market, as reported by NASDAQ (or, if the Common Stock is listed on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange on which the Common Stock is listed or admitted to trading) on the last preceding date or, if there are no reported sales on that date, on the last day prior to that date on which there are such reported sales.

(v)           “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(w)          “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(x)            “Normal Retirement” means retirement from active employment with the Corporation, a subsidiary or Affiliate at or after age 65.

(y)           “Option Price” shall have the meaning set forth in Section 5(a).

(z)            “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Performance Units or Bonus Awards.  In the case of Qualified-Performance Based Awards, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, EBITDA, EBITA, operating income, revenues, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), and/or stock price, with respect to the Corporation or such subsidiary, division or department of the Corporation for or within which the participant performs services and that are intended to qualify under Section 162(m)(4)(c) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.  Such Performance Goals also may be based upon the attaining of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations.

(aa)         “Performance Units” means an award made pursuant to Section 8.

(bb)         “Plan” means the Amended and Restated IAC/InterActiveCorp 2000 Stock and Annual Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(cc)         “Plan Year” means the calendar year or, with respect to Bonus Awards, the Corporation’s fiscal year if different.

(dd)         “Qualified Performance-Based Award” means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Corporation would expect to be able to claim a tax deduction with respect to such Awards and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ee)         “Restricted Stock” means an award granted under Section 7.

(ff)           “Retirement” means Normal or Early Retirement.

(gg)         “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(hh)         “Specified Employee” shall mean any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Corporation and its Affiliates, as determined by the Corporation  (or the Affiliate, in the event that the Affiliate and the Corporation are not considered a single employer under Sections 414(b) or 414(c) of the Code) in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st.  All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to paragraph (5) thereof) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the following April 1st.

(ii)           “Stock Appreciation Right” means a right granted under Section 6.

(jj)           “Stock Option” means an option granted under Section 5.

(kk)         “Termination of Employment” means the termination of the participant’s employment with, or performance of services for, the Corporation and any of its subsidiaries or Affiliates.  A participant employed by, or performing services for, a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Corporation or another subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.  For avoidance of doubt, a participant who is eligible to participate in the Plan and, without a break-in-service, becomes eligible to participate based upon providing another form of services to the Corporation or any of its subsidiaries or Affiliates (e.g., an employee becomes a director) shall not be treated as having a Termination of Employment under the Plan, except for any such participant who becomes eligible to participate based upon providing consulting services to the Corporation.  Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

The Plan shall be administered by the Compensation and Human Resources Committee or such other committee of directors as the Board may from time to time designate (the “Committee”), which shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Corporation and its subsidiaries and Affiliates.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)           To select the officers and employees, to whom Awards may from time to time be granted;

(b)           Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Bonus Awards or any combination thereof are to be granted hereunder;

(c)           Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)           Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)           Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

(f)            Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)           Determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j), 8(b)(i), 10(b), and 11(a)(iii).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may, except to the extent prohibited by applicable law or the applicable rules of NASDAQ or a stock exchange, delegate to any one or more of its members or to an officer of the Corporation all or any part of its responsibilities or powers (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption).  Any action permitted to be taken by the Committee under the Plan may be taken by the full Board in its discretion, and in such case the Board shall be treated as the Committee hereunder.  Any such delegation may be revoked by the Committee at any time.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Committee, the Board or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3. Common Stock Subject To Plan.

(a)           The total number of shares of Common Stock reserved and available for grant under the Plan shall be 20,000,000.  No participant may be granted Awards pursuant to the Plan covering in excess of 16,000,000 shares of Common Stock over the life of the Plan.  Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

(b)           If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan.  If the Option Price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery pursuant to Awards other than Incentive Stock Options under the Plan.  To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.  The maximum number of shares of Common Stock that may be issued, pursuant to Stock Options intended to be Incentive Stock Options shall be 16,000,000 shares.

(c)           In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan (provided, that, there will be no adjustment under this clause (i) with respect to the reverse stock split that is subject to approval by the stockholders of the Company on the date the Plan is subject to approval by the stockholders of the Company), (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings,  provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.  Any adjustment under this Section 3(d) need not be the same for all Participants.

(d)           Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(c) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(c) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(c) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date to be subject thereto.

SECTION 4. Eligibility.

Persons who serve or agree to serve as officers, employees, directors or consultants of the Corporation (including prospective officers, employees or consultants), its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

SECTION 5. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3.  Incentive Stock Options may be granted only to employees of the Corporation and its “subsidiaries” and “parent”, if any (within the meaning of Section 424(f) of the Code).  To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ.  An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option.  The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option.  The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant.  Such grant shall become effective upon the date of grant (subject to conditions set forth therein), and the execution of the option agreements(s) may occur following the grant of the Stock Option.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)           Option Price.  The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement (the “Option Price”), and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Incentive Stock Option is granted.

(c)           Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.  In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)           Method of Exercise.  Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept.  If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

In the discretion of the Committee and to the extent permitted by applicable law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds from shares of Common Stock owned by the optionee necessary to pay the Option Price, and, if requested, to pay the amount of any federal, state, local or foreign withholding taxes.  To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price of such Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made.  An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

(e)           Nontransferability of Stock Options.  No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a qualified domestic relations order (as defined in the Code, or the regulations thereunder), (b) a gift to a “family member” of such optionee or other specified individuals or entities, whether directly or indirectly or by means of a trust, partnership, limited liability corporation or otherwise, if expressly permitted under the applicable option agreement or (c) a gift to a charitable organization, if expressly permitted under the applicable option agreement.  All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee’s lifetime, only by the optionee or any person to whom the Stock Option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement.  For purposes of this Section 5(e), “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to form S-8 under the Securities Act of 1933, as amended, or any successor thereto, except as otherwise defined by the Committee.  Such transferees may transfer a Stock Option only by will or the laws of descent and distribution.  Notwithstanding any transfer under this Section 5(e), Termination of Employment under the Plan shall refer to Termination of Employment of the original participant.

(f)            Termination by Death.  Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee’s Termination of Employment is by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability.  Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee’s Termination of Employment is by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee’s Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i)            Other Termination.  Unless otherwise determined by the Committee (in the option agreement or otherwise): (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  Notwithstanding the foregoing, unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 11(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) 6 months and one day from the date following such Termination of Employment, and (2) the balance of such Stock Option’s term.  In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j)            Cashing Out of Stock Option.  On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(k)           Change in Control Cash-Out.  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Option Price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 10 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Option Price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.  Notwithstanding the foregoing, if the exercise of any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(k) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 5(k) with Common Stock (or shares of common stock of the entity surviving the Change in Control transaction, or its parent corporation, if applicable) with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 6. Stock Appreciation Rights.

(a)           Grant and Exercise.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan.  In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option.  In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.  A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee.  Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).  Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)           Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)            Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii)           Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)          Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

(iv)          Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares in respect of which the Stock Appreciation Right has been exercised.

SECTION 7. Restricted Stock.

(a)           Administration.  Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

The Committee may, prior to or at the time of grant, condition the vesting of or grant of Restricted Stock upon the continued service of the participant, the attainment of Performance Goals, or both, and may designate an Award of Restricted Stock as a Qualified Performance-Based Award.  The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(b)           Awards and Certificates.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated IAC/InterActiveCorp 2000 Stock and Annual Incentive Plan and a Restricted Stock Agreement.  Copies of such Plan and Agreement are on file at the offices of IAC/InterActiveCorp.”

The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)           Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)            Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant’s continued service is required (the “Restriction Period”), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are  satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that, to the extent permitted by applicable law, the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the Option Price for Stock Options.  Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

(ii)           Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.  If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 14(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (3) dividends payable in shares of a subsidiary of the Corporation upon a spin-off transaction shall be held as restricted shares subject to the vesting provisions of the underlying Restricted Stock.

(iii)          Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 11(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(iv)          In the event of a participant’s Retirement or a participant’s involuntary Termination of Employment (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals, unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s shares of Restricted Stock.

(v)           If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

(vi)          Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

SECTION 8. Performance Units.

(a)           Performance Units may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

The Committee may condition the settlement of or grant of Performance Units upon the continued service of the participant, the attainment of Performance Goals, or both, and may designate an Award of Performance Units as a Qualified Performance-Based Award.  The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(b)           Terms and Conditions.  Performance Units Awards shall be subject to the following terms and conditions:

(i)            Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or 11 otherwise encumbered during the Award Cycle.  At the expiration of the Award Cycle, the Committee shall evaluate the Corporation’s performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.  Except as otherwise provided in Section 8(b)(iii) or in the Award, a Performance Unit shall be settled if and when the Performance Units vest (but no in event later than two and a half months after the end of the fiscal year in which the Performance Units vest).

(ii)           Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 11(a)(iii), upon a participant’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

(iii)          Except to the extent otherwise provided in Section 11(a)(iii), upon a participant’s Termination of Employment (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals, unless the participant’s Termination of Employment is by reason of death or Disability) with respect to any or all of such participant’s Performance Units; provided, however, if any of such participant’s Performance Units constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, settlement of such Performance Units shall not occur until the earliest of (1) date such Performance Units would otherwise be settled pursuant to the terms of the Performance Unit Agreement and (2) the Participant’s “separation of service” within the meaning of Section 409A of the Code.

(iv)          Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

(v)           The Committee may determine in the applicable Performance Unit Agreement (or otherwise), whether and, the manner in which, dividend equivalents shall be payable on the shares of Common Stock with respect to which Performance Units have been awarded.  In the event that the Committee determines to provide for the payment of dividend equivalents, such dividend equivalents shall be subject to vesting and payment restrictions (including the form of payment in cash or Common Stock) as provided in the underlying Performance Unit.

SECTION 9. Tax Offset Bonuses.

At the time an Award, other than a Stock Option or Stock Appreciation Right,is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine; provided that any such cash payment shall be structured either (i) to comply with Section 409A of the Code or (b) to be exempt from Section 409A of the Code.

SECTION 10. Bonus Awards.

(a)           Determination of Awards.  The Committee shall determine the Bonus Awards for each Plan Year or shorter period, if applicable (the “Bonus Period”).  Prior to the beginning of the Bonus Period (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Bonus Period; provided, that such Performance Goals may be established at a later date for participants who are not Covered Employees.  Bonus amounts payable to any individual participant with respect to any calendar year will be limited to a maximum of $10 million.

(b)           Payment of Awards.  Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee.  It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of: (i) the end of the participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the participant or (ii) the end of the Corporation’s fiscal year in which the requirements for such Bonus Award have been satisfied by the participant.  To the extent provided by the Committee, a Participant may elect to defer receipt of amounts payable under a Bonus Award for a specified period, or until a specified event, subject in each case to the Committee’s approval and in accordance with the terms of plans and arrangements that comply with Section 409A that may be established from time to time.  The Bonus Award for any Plan Year or such shorter performance period to any Participant may be reduced or eliminated by the Committee in its discretion.

(c)           Termination of Employment.  A participant shall not be entitled to receive payment of a Bonus Award, unless the annual Performance Goals for the Bonus Period are satisfied or as otherwise set forth in Section 11, if at any time prior to the end of the Bonus Period the participant has a Termination Employment for any reason other than death or Disability.

SECTION 11. Change In Control Provisions.

(a)           Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, subject to Section 16, upon a Change in Control:

(i)            Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become immediately fully exercisable and vested.

(ii)           The restrictions and deferral limitations applicable to any Restricted Stock shall immediately lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

(iii)          All Performance Units shall be considered to be immediately earned and payable in full, and any restrictions shall lapse and such Performance Units shall be settled in cash or shares of Common Stock, as determined by the Committee, as promptly as is practicable; provided, however, that with respect to any Performance Unit that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Performance Units pursuant to this Section 10(a)(iii) shall not occur until the earliest of (1) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (2) the date such Performance Units would otherwise be settled pursuant to the terms of the Award Agreement and (3) the Participant’s “separation of service” within the meaning of Section 409A of the Code.

(iv)          To the extent determined by the Committee, Bonus Awards may be paid in whole or in part to participants notwithstanding the attainment of Performance Goals.

(b)           Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an option agreement or other agreement relating to an Award, a “Change in Control” shall mean the happening of any of the following events:

(i)            The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Corporation representing more than 50% of the voting power of the then outstanding equity securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Corporation, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)           Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective Affiliates, any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)          Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c)           Change in Control Price.  For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date the right set forth in Section 5(k) is exercised.  To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board in compliance with the requirements of Section 409A of the Code.

SECTION 12. Term, Amendment And Termination.

The Plan will terminate 10 years after the Effective Date of the Plan; provided, that the Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or Bonus Award theretofore granted without the optionee’s or recipient’s consent, except as required by applicable law (including without limitation Section 409A of the Code), NASDAQ or stock exchange rules, tax rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law, NASDAQ or stock exchange rules or by agreement.  Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan (or set up a program under the Plan) in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, but no such amendment shall impair the rights of any holder of such Award without the holder’s consent, except as required by applicable law (including without limitation Section 409A of the Code), NASDAQ or stock exchange rules, tax rules or accounting rules.  No amendment of the Plan or any Award shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption (taking into consideration the deferral of any vesting, settlement or payment of an Award until a participant is no longer a Covered Employee).  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, in the event that any term of any agreements or other documents evidencing Awards under this Plan conflicts with any provision of the Plan that specifically pertains to Section 409A of the Code, the provision of the Plan shall govern.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 13. Unfunded Status Of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.  Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

SECTION 14. General Provisions.

(a)           The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) Listing or approval for listing upon notice of issuance, of such shares on NASDAQ or on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)           Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)           Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)           No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)           Reinvestment of dividends in additional Restricted Stock or Performance Units at the time of any dividend payment with respect to Restricted Stock or Performance Units, respectively, shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(f)            The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

(g)           In the case of a grant of an Award to any employee of a subsidiary or other Affiliate of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary or such other Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(h)           The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(i)            In the event an Award is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy.  The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligations with respect to tax equalization for participants on assignments outside their home country.

SECTION 15. Effective Date Of Plan

The Plan shall be effective as of March 11, 2003, the date it was approved by the Board (the “Effective Date”), subject to later approval by the Corporation’s stockholders.

SECTION 16. Section 409A of the Code.

(a)           It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

(b)           The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award agreement, and shall comply in all respects with Section 409A of the Code.

(c)           Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan,” any payments (whether in cash, Shares or other property) to be made with respect to the Award in connection with and upon the participant’s Termination of Employment shall be delayed if the participant is a Specified Employee until the earlier of (i) the first day of the seventh month following the participant’s Termination of Employment and (ii) the participant’s death.

SECTION 17. Electronic Distribution and Acceptance of Award Agreements.

Notwithstanding anything to the contrary contained in the Plan with respect to requirements for written agreements or other documents evidencing Awards and the execution thereof by the Corporation, the Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish that such agreements or other documents evidencing Awards under this Plan be in electronic form and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the participant, including by electronic indication of acceptance, and that such participant agree to such further terms and conditions as specified in such agreement or document.